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                                                                    Exhibit 4.07

                                   [FORM OF]

                              GUARANTEE AGREEMENT


               GUARANTEE AGREEMENT dated as of October 15, 1997, between each of the Subsidiaries listed on Schedule I hereto (each such subsidiary individually, a "Guarantor" and collectively, the "Guarantors") of
                           ---------                         ----------
          CHOICE HOTELS INTERNATIONAL, INC., a Delaware corporation (the "Borrower"), and THE CHASE MANHATTAN BANK, a New York banking corporation, as agent (the "Agent") for the Secured Parties (as
                                      -----
          defined in the Credit Agreement referred to below).

          Reference is made to the Credit Agreement dated as of October 15, 1997 (as amended, supplemented or otherwise modified from time to time, the "Credit
                                                                        ------
Agreement"), among the Borrower, the lenders from time to time party thereto
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(the "Lenders") and the Agent.  Capitalized terms used herein and not defined
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herein shall have the meanings assigned to such terms in the Credit Agreement.

          The Lenders have agreed to make Loans to the Borrower, and the Issuing Bank has agreed to issue Letters of Credit for the account of the Borrower, pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. Each of the Guarantors is a Subsidiary of the Borrower and acknowledges that it will derive substantial benefit from the making of the Loans by the Lenders, and the issuance of the Letters of Credit by the Issuing Bank. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit are conditioned on, among other things, the execution and delivery by the Guarantors of a Guarantee Agreement in the form hereof. As consideration therefor and in order to induce the Lenders to make Loans and the Issuing Bank to issue Letters of Credit, the Guarantors are willing to execute this Agreement.

          Accordingly, the parties hereto agree as follows:


          SECTION 1.  GUARANTEE.
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          Each Guarantor unconditionally guarantees, jointly with the other
Guarantors and severally, as a primary obligor and not merely as a surety, (a) the due and punctual payment of the Obligations and (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Loan Parties under or pursuant to the Credit Agreement and the other Loan Documents (all the monetary and other obligations referred to in the preceding clauses (a) and (b) being collectively called the "Guaranteed Obligations").
                                                   ----------------------
Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Guaranteed Obligation.

          Anything contained in this Agreement to the contrary notwithstanding, the obligations of each Guarantor hereunder shall be limited to a maximum aggregate amount equal to the greatest amount that would not render such Guarantor's obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any provisions of applicable state law (collectively, the "Fraudulent Transfer
                                                       -------------------
Laws"), in each case after giving effect to all
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other liabilities of such Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Guarantor (a) in respect of intercompany indebtedness to the Borrower or Affiliates of the Borrower to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder and (b) under any Guarantee of senior unsecured indebtedness or Indebtedness subordinated in right of payment to the Guaranteed Obligations which Guarantee contains a limitation as to maximum amount similar to that set forth in this paragraph, pursuant to which the liability of such Guarantor hereunder is included in the liabilities taken into account in determining such maximum amount) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, contribution, reimbursement, indemnity or similar rights of such Guarantor pursuant to (i) applicable law or (ii) any agreement providing for an equitable allocation among such Guarantor and other Affiliates of the Borrower of obligations arising under Guarantees by such parties.

          SECTION 2.  GUARANTEED OBLIGATIONS NOT WAIVED. To the fullest extent
                      ---------------------------------
permitted by applicable law, each Guarantor waives presentment to, demand of payment from and protest to the Borrower of any of the Guaranteed Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. To the fullest extent permitted by applicable law, the obligations of each Guarantor hereunder shall not be affected by (a) the failure of the Agent or any other Secured Party to assert any claim or demand or to enforce or exercise any right or remedy against the Borrower or any other Guarantor under the provisions of the Credit Agreement, any other Loan Document or otherwise,
(b) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of this Agreement, any other Loan Document, any Guarantee or any other agreement, including with respect to any other Guarantor under this Agreement or (c) the failure to perfect any security interest in, or the release of, any of the security held by or on behalf of the Agent or any other Secured Party.

          SECTION 3.  GUARANTEE OF PAYMENT. Each Guarantor further agrees that
                      --------------------
its guarantee constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Agent or any other Secured Party to any of the security held for payment of the Guaranteed Obligations or to any balance of any deposit account or credit on the books of the Agent or any other Secured Party in favor of the Borrower or any other person.

          SECTION 4.  NO DISCHARGE OR DIMINISHMENT OF GUARANTEE. The obligations
                      -----------------------------------------
of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Guaranteed Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Guaranteed Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Agent or any other Secured Party to assert any claim or demand or to enforce any remedy under the Credit Agreement, any other Loan Document or any other agreement, by any waiver or modification of any provision of any thereof, by any default, failure or delay, wilful or otherwise, in the performance of the Guaranteed Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or that would otherwise operate as a discharge of each Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Guaranteed Obligations).

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          SECTION 5.  DEFENSES OF BORROWER WAIVED. To the fullest extent
                      ---------------------------
permitted by applicable law, each of the Guarantors waives any defense based on or arising out of any defense of the Borrower or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower, other than the final and indefeasible payment in full in cash of the Guaranteed Obligations. The Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with the Borrower or any other guarantor or exercise any other right or remedy available to them against the Borrower or any other guarantor, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Guaranteed Obligations have been fully, finally and indefeasibly paid in cash. Pursuant to applicable law, each of the Guarantors waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other Guarantor or guarantor, as the case may be, or any security.

          SECTION 6.  AGREEMENT TO PAY; SUBORDINATION. In furtherance of the
                      -------------------------------
foregoing and not in limitation of any other right that the Agent or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower or any other Loan Party to pay any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Agent or such other Secured Party as designated thereby in cash the amount of such unpaid Guaranteed Obligations. Upon payment by any Guarantor of any sums to the Agent or any Secured Party as provided above, all rights of such Guarantor against the Borrower arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all the Guaranteed Obligations. In addition, any indebtedness of the Borrower now or hereafter held by any Guarantor is hereby subordinated in right of payment to the prior payment in full of the Guaranteed Obligations. If any amount shall erroneously be paid to any Guarantor on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness of the Borrower, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Agent to be credited against the payment of the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.

          SECTION 7.  INFORMATION. Each of the Guarantors assumes all
                      -----------
responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Agent or the other Secured Parties will have any duty to advise any of the Guarantors of information known to it or any of them regarding such circumstances or risks.

          SECTION 8.  REPRESENTATIONS AND WARRANTIES. Each of the Guarantors
                      ------------------------------
represents and warrants as to itself that all representations and warranties relating to it contained in the Credit Agreement are true and correct.

          SECTION 9.  TERMINATION. The Guarantees made hereunder (a) shall
                      -----------
terminate when all the Guaranteed Obligations have been indefeasibly paid in full and the Lenders have no further commitment to lend under the Credit Agreement, the L/C Exposure has been reduced to zero and the Issuing Bank has no further obligation to issue Letters of Credit under the Credit Agreement and (b) shall

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continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Guaranteed Obligation is rescinded or must otherwise be restored by any Secured Party or any Guarantor upon the bankruptcy or reorganization of the Borrower, any Guarantor or otherwise.

          SECTION 10.  BINDING EFFECT; SEVERAL AGREEMENT; ASSIGNMENTS. Whenever
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in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Guarantors that are contained in this Agreement shall bind and inure to the benefit of each party hereto and their respective successors and assigns. This Agreement shall become effective as to any Guarantor when a counterpart hereof executed on behalf of such Guarantor shall have been delivered to the Agent, and a counterpart hereof shall have been executed on behalf of the Agent, and thereafter shall be binding upon such Guarantor and the Agent and their respective successors and assigns, and shall inure to the benefit of such Guarantor, the Agent and the other
Secured Parties, and their respective successors and assigns, except that no Guarantor shall have the right to assign its rights or obligations hereunder or any interest herein (and any such attempted assignment shall be void). If all of the capital stock of a Guarantor is sold, transferred or otherwise disposed of to a person that is not Affiliate of the Borrower pursuant to a transaction permitted by Section 6.06 of the Credit Agreement, such Guarantor shall be released from its obligations under this Agreement without further action. This Agreement shall be construed as a separate agreement with respect to each Guarantor and may be amended, modified, supplemented, waived or released with respect to any Guarantor without the approval of any other Guarantor and without affecting the obligations of any other Guarantor hereunder.

          SECTION 11.  WAIVERS; AMENDMENT. (a) No failure or delay of the Agent
                       ------------------
in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agent hereunder and of the other Secured Parties under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in similar or other circumstances.

                   (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Guarantors with respect to which such waiver, amendment or modification relates and the Agent, with the prior written consent of the Required Lenders (except as otherwise provided in the Credit Agreement).

          SECTION 12.  GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND
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CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          SECTION 13.  NOTICES. All communications and notices hereunder shall
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be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to each Guarantor shall be given to it at its address set forth in Schedule I.

          SECTION 14.  SURVIVAL OF AGREEMENT; SEVERABILITY. (a) All covenants,
                       -----------------------------------
agreements, representations and warranties made by the Guarantors herein and in the certificates or other instruments

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prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Agent and the other Secured Parties and shall survive the making by the Lenders of the Loans and the issuance of the Letters of Credit by the Issuing Bank regardless of any investigation made by the Secured Parties or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any other fee or amount payable under this Agreement or any other Loan Document is outstanding and unpaid or the L/C Exposure does not equal zero and as long as the Commitments and the L/C Commitment have not been terminated.

                   (b) In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

          SECTION 15.  COUNTERPARTS. This Agreement may be executed in
                       ------------
counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 10. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

          SECTION 16.  RULES OF INTERPRETATION. The rules of interpretation
                       -----------------------
specified in Section 1.03 of the Credit Agreement shall be applicable to this Agreement.

          SECTION 17.  JURISDICTION; CONSENT TO SERVICE OF PROCESS. (a) Each
                       -------------------------------------------
Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against any Guarantor or its properties in the courts of any jurisdiction.

                   (b) Each Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                   (c) Each party to this Agreement irrevocably consents to service of process

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in the manner provided for notices in Section 13. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

          SECTION 18.  WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO
                       --------------------
THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 18.

          SECTION 19.  ADDITIONAL GUARANTORS. Pursuant to Section 5.09 of the
                       ---------------------
Credit Agreement, each Subsidiary of the Borrower with assets greater than or equal to 10% of Consolidated Total Assets is required to enter into this Agreement as a Guarantor. Upon execution and delivery after the date hereof by the Agent and such a Subsidiary of an instrument in the form of Annex 1, such Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein. The execution and delivery of any instrument adding an additional Guarantor as a party to this Agreement shall not require the consent of any other Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Agreement.

          SECTION 20.  RIGHT OF SETOFF. If an Event of Default shall have
                       ---------------
occurred and be continuing, each Secured Party is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Secured Party to or for the credit or the account of any Guarantor against any or all the obligations of such Guarantor now or hereafter existing under this Agreement and the other Loan Documents held by such Secured Party, irrespective of whether or not such Secured Party shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured. The rights of each Secured Party under this Section 20 are in addition to other rights and remedies (including other rights of setoff) which such Secured Party may have.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                                      QUALITY HOTELS EUROPE, INC.,


                                      by
                                        ----------------------------------------
                                          Name:
                                          Title:

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                                      THE CHASE MANHATTAN BANK, as Agent,

                                      by
                                        ----------------------------------------
                                          Name:
                                          Title:

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                                                               SCHEDULE I TO THE
                                                             GUARANTEE AGREEMENT


GUARANTOR                                  ADDRESS
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Quality Hotels Europe, Inc.                10750 Columbia Pike
                                           Silver Spring, Maryland, 20901
                                           Attention: General Counsel

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